Exhibit 99.1

Verra Mobility Announces First Quarter Financial Results

Total revenue of $170.4 million

Net income of $10.0 million

Generated cash flows from operations of $31.2 million

Strong bookings across all three business segments

Renewed the Hertz tolls and violations contract for a 5-year term

Expected financial performance at the high-end of guidance ranges

Board of Directors authorizes $125 million share repurchase program

Mesa, AZ, May 9, 2022 – Verra Mobility Corporation (NASDAQ: VRRM), a leading provider of smart mobility technology solutions, announced today the financial results for the quarter ended March 31, 2022.

“We are off to a great start for the year, delivering strong growth and profitability. All areas of our business are benefitting from strong macro trends, including a significant increase in travel that is driving our Commercial Services performance,” said David Roberts, Chief Executive Officer, Verra Mobility. “I am very pleased with our financial results across all our segments, and we are experiencing solid increases to bookings and our sales pipelines, both of which are leading indicators for future growth. I am also pleased to report our board of directors has approved a $125 million share repurchase program based on our conviction that the repurchase of our shares represents an attractive investment opportunity to redeploy excess capital and enhance long-term shareholder value creation.”

First Quarter 2022 Financial Highlights

•
Revenue: Total revenue for the first quarter of 2022 was $170.4 million, an increase of 89.6% compared to $89.9 million for the first quarter of 2021. Organic service revenue growth was approximately 45% which was mainly due to improved travel demand that positively impacted our RAC customers in the Commercial Services segment and the New York City school zone speed expansion which drove about 28% of organic growth in our Government Solutions segment. The recently acquired Redflex and T2 Systems contributed approximately $31 million to service revenue growth. The remaining increase in total revenue was attributable to approximately $9.2 million in product revenue; of which, $3.2 million was organic and $6.0 million was from the aforementioned acquisitions.
•
Net income (loss): Net income for the first quarter of 2022 was $10.0 million, or $0.06 per share based on 160.7 million diluted weighted average shares outstanding. Net loss for the comparable 2021 period was $(8.9) million, or $(0.05) per share, based on 162.3 million diluted weighted average shares outstanding.
•
Adjusted Earnings Per Share (EPS): Adjusted EPS for the first quarter of 2022 was $0.20 per share compared to $0.12 per share for the first quarter of 2021.
•
Adjusted EBITDA: Adjusted EBITDA was $75.3 million for the first quarter of 2022 compared to $40.3 million for the same period last year. Adjusted EBITDA margin was 44% of total revenue for 2022 and 45% for 2021.

We report our results of operations based on three operating segments:

•
Commercial Services offers automated toll and violations management and title and registration solutions to rental car companies, fleet management companies, and other large fleet owners.
•
Government Solutions delivers automated safety solutions to municipalities, school districts and government agencies, including services and technology that enable photo enforcement related to speed, red-light, school bus, and city bus lane management.
•
Parking Solutions provides an integrated suite of parking software and hardware solutions to universities, municipalities, parking operators, healthcare facilities and transportation hubs in the United States and Canada.

First Quarter 2022 Segment Detail

•
The Commercial Services segment generated total revenue of $73.5 million, a 61% increase compared to $45.7 million in the same period in 2021. Segment profit was $46.6 million, a 110% increase from $22.2 million in the prior year. The significant increases in revenue and profit resulted from improved travel demand that positively impacted the rental car industry. The segment profit margin was 63% for 2022 and 49% for the same period in 2021.
•
The Government Solutions segment generated total revenue of $78.8 million, a 78% increase compared to $44.2 million in the same period in 2021. The increase was mainly due to the inclusion of Redflex operations with no comparable amounts in the prior year, and from organic growth in service revenue and product sales in the current period. The segment profit was $25.7 million, a 44% increase from $17.8 million in the prior year. The segment profit margin was 33% for 2022 and 40% for 2021.
•
The Parking Solutions segment generated total revenue of $18.1 million with no comparable amounts in the prior year. The segment profit was $2.9 million with a profit margin of 16% for 2022.

Liquidity: As of March 31, 2022, cash and cash equivalents were $93.4 million and we generated $31.2 million in cash flows from operations for 2022.

Share repurchase program: The Board of Directors has approved a stock repurchase program, which authorizes the Company to repurchase up to $125 million of its Class A common stock over the next twelve months from time to time in open market transactions, accelerated share repurchases or in privately negotiated transactions, each as permitted under applicable rules and regulations. Repurchases may be conducted and may be suspended or terminated at any time without notice. The extent to which the Company repurchases shares of its Class A common stock and the timing of such purchases will depend upon market conditions, the Company’s capital position, and other considerations as may be considered by the Company in its sole discretion. Repurchases may also be made pursuant to a trading plan under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so because of self-imposed trading blackout periods or other regulatory restrictions. The timing and actual number of shares repurchased will depend on a variety of factors, including price, general business and market conditions, and alternative investment opportunities. The repurchase program will be executed consistent with the Company’s capital allocation strategy, which will continue to prioritize investments to grow the business.

2022 Full Year Guidance

Any guidance that we provide is subject to change as a variety of factors can affect actual operating results. Certain of the factors that may impact our actual operating results are identified below in the safe harbor language included within Forward-Looking Statements of this press release. In addition, our recent acquisition of T2 Systems includes preliminary allocation of the fair values of assets acquired and liabilities assumed as of the acquisition date. Purchase price allocations are subject to change within the measurement period (up to one year from the acquisition date).

Based on our first-quarter results and our outlook for the remainder of the year, we are expecting to deliver results at the high-end of the guidance range for all revenue measures and Adjusted EBITDA. The guidance originally provided on March 31, 2022 is summarized below:

Service revenue $635 million - $652 million

Product sales $59 million - $63 million

Total revenue $694 million - $715 million

Adjusted EBITDA $312 million - $322 million

Conference Call Details

Date: May 9, 2022

Time: 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time)

U.S. and Canadian Callers Dial-in: 1-800-289-0438

Outside of U.S. and Canada Dial-in: 1-323-794-2423 for international callers with conference ID #2688029

Webcast Information: Available live in the “Investor Relations” section of our website at http://ir.verramobility.com.

An audio replay of the call will also be available until 11:59 p.m. ET on May 23, 2022, by dialing 1-844-512-2921 for the U.S. or Canada and 1-412-317-6671 for international callers and entering passcode #2688029. In addition, an archived webcast will be available in the “News & Events” section of the Investor Relations website at http://ir.verramobility.com.

About Verra Mobility

Verra Mobility is committed to developing and using the latest in technology and data intelligence to help make transportation safer and easier. As a global company, Verra Mobility sits at the center of the mobility ecosystem – one that brings together vehicles, devices, information, and people to solve complex challenges faced by our customers and the constituencies they serve.

As a leading provider of connected mobility systems, Verra Mobility serves the world’s largest rental car companies and commercial fleets by managing tolling and violation transactions for millions of vehicles each year through integration and connectivity with hundreds of tolling and issuing authorities. Verra Mobility also fosters the development of safe cities, partnering with law enforcement agencies, transportation departments and school districts mainly across North America operating thousands of speed, red-light, bus lane and school bus stop arm safety cameras, and by offering parking hardware and software solutions. Arizona-based Verra Mobility operates in North America, Australia, Europe and Asia. For more information, visit www.verramobility.com.

Forward-Looking Statements

This press release contains forward-looking statements which address our expected future business and financial performance, and may contain words such as “goal,” “target,” “future,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “project,” “may,” “should,” “will” or similar expressions. Examples of forward-looking statements include, among others, statements regarding the benefits of our strategic acquisitions, changes in the market for our products and services, expected operating results, such as revenue growth, expansion plans and opportunities, and earnings guidance related to 2022 financial and operational metrics. Forward-looking statements involve risks and uncertainties and a number of factors could cause actual results to differ materially from those currently anticipated. These factors include, but are not limited to: (1) the disruption to our business and results of operations as a result of the COVID-19 pandemic; (2) customer concentration in our Commercial Services and Government Solutions segments; (3) decreases in the prevalence of automated and other similar methods of photo enforcement, parking solutions or the use of tolling; (4) risks and uncertainties related to our government contracts, including but not limited to administrative hurdles, legislative changes, termination rights, audits and investigations;

(5) decreased interest in outsourcing from our customers; (6) our ability to properly perform under our contracts and otherwise satisfy our customers; (7) our ability to compete in a highly competitive and rapidly evolving market; (8) our ability to keep up with technological developments and changing customer preferences; (9) the success of our new products and changes to existing products and services; (10) our ability to successfully integrate our recent or future acquisitions; (11) failures in or breaches of our networks or systems, including as a result of cyber-attacks; and (12) other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission (the “SEC”) by Verra Mobility. This press release should be read in conjunction with the information included in our other press releases, reports and other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand our reported financial results and our business outlook for future periods.

Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we also disclose certain non-GAAP financial information in this press release. These financial measures are not recognized measures under GAAP and are not intended to be, and should not be, considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EBITDA, Adjusted EBITDA, Free Cash Flow, Adjusted Net Income, Adjusted EPS and Adjusted EBITDA Margin are non-GAAP financial measures as defined by SEC rules. These non-GAAP financial measures may be determined or calculated differently by other companies. As a result, they may not be comparable to similarly titled performance measures presented by other companies. Reconciliations of these non-GAAP measurements to the most directly comparable GAAP financial measurements have been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliations.

We are not providing a quantitative reconciliation of Adjusted EBITDA, which is included in our 2022 financial guidance above, in reliance on the “unreasonable efforts” exception for forward-looking non-GAAP measures set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated without unreasonable effort and expense. In this regard, we are unable to provide a reconciliation of forward-looking Adjusted EBITDA to GAAP net income (loss), due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Due to the uncertainty of estimates and assumptions used in preparing forward-looking non-GAAP measures, we caution investors that actual results could differ materially from these non-GAAP financial projections.

We use these non-GAAP financial metrics to measure our performance from period to period both at the consolidated level as well as within our operating segments, to evaluate and fund incentive compensation programs and to compare our results to those of our competitors. In addition, we also believe that these non-GAAP measures provide useful information to investors regarding financial and business trends related to our results of operations and that when non-GAAP financial information is viewed with GAAP financial information, investors are provided with a more meaningful understanding of our ongoing operating performance. These non-GAAP measures have certain limitations as analytical tools and should not be used as substitutes for net income, cash flows from operations, earnings per share or other consolidated income or cash flow data prepared in accordance with GAAP.

EBITDA and Adjusted EBITDA

We define EBITDA as net income (loss) adjusted to exclude interest expense, net, income taxes, depreciation and amortization. Adjusted EBITDA further excludes certain non-cash expenses and other transactions that management believes are not indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA, as defined, exclude some but not all items that affect our cash flow from operating activities.

Free Cash Flow

We define “Free Cash Flow” as cash flow from operations less capital expenditures.

Adjusted Net Income

We define “Adjusted Net Income” as net income (loss) adjusted to exclude amortization of intangibles and certain non-cash or non-recurring expenses.

Adjusted EPS

We define “Adjusted EPS” as Adjusted Net Income divided by the diluted weighted average shares for the period.

Adjusted EBITDA Margin

We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of total revenue.

VERRA MOBILITY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

($ in thousands except per share data)	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$93,377	$101,283
Restricted cash	4,016	3,149
Accounts receivable (net of allowance for credit losses of $14.3 million and $12.1 million at March 31, 2022 and December 31, 2021, respectively)	171,906	160,979
Unbilled receivables	39,484	29,109
Inventory, net	15,451	12,093
Prepaid expenses and other current assets	38,745	41,456
Total current assets	362,979	348,069
Installation and service parts, net	15,491	13,332
Property and equipment, net	99,351	96,066
Operating lease assets	39,944	38,862
Intangible assets, net	460,083	487,299
Goodwill	837,910	838,867
Other non-current assets	8,727	14,561
Total assets	$1,824,485	$1,837,056
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$63,049	$67,556
Deferred revenue	27,369	27,141
Accrued liabilities	46,668	38,435
Payable to related party pursuant to tax receivable agreement, current portion	5,107	5,107
Current portion of long-term debt	11,952	36,952
Total current liabilities	154,145	175,191
Long-term debt, net of current portion	1,206,276	1,206,802
Operating lease liabilities, net of current portion	35,850	34,984
Payable to related party pursuant to tax receivable agreement, net of current portion	56,615	56,615
Private placement warrant liabilities	42,200	38,466
Asset retirement obligation	12,032	11,824
Deferred tax liabilities, net	28,286	47,524
Other long-term liabilities	13,266	5,686
Total liabilities	1,548,670	1,577,092
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.0001 par value	—	—
Common stock, $0.0001 par value	16	16
Common stock contingent consideration	36,575	36,575
Additional paid-in capital	312,986	309,883
Accumulated deficit	(71,376)	(81,416)
Accumulated other comprehensive loss	(2,386)	(5,094)
Total stockholders' equity	275,815	259,964
Total liabilities and stockholders' equity	$1,824,485	$1,837,056

VERRA MOBILITY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Three Months Ended March 31,
($ in thousands, except per share data)	2022	2021
Service revenue	$161,134	$89,763
Product sales	9,251	95
Total revenue	170,385	89,858
Cost of service revenue	3,779	880
Cost of product sales	5,995	27
Operating expenses	51,063	30,492
Selling, general and administrative expenses	41,635	28,443
Depreciation, amortization and (gain) loss on disposal of assets, net	35,907	28,265
Total costs and expenses	138,379	88,107
Income from operations	32,006	1,751
Interest expense, net	14,279	9,164
Change in fair value of private placement warrants	3,734	2,067
Loss on extinguishment of debt	—	5,334
Other income, net	(2,866)	(3,013)
Total other expenses	15,147	13,552
Income (loss) before income taxes	16,859	(11,801)
Income tax provision (benefit)	6,819	(2,886)
Net income (loss)	$10,040	$(8,915)
Other comprehensive income (loss):
Change in foreign currency translation adjustment	2,708	(190)
Total comprehensive income (loss)	$12,748	$(9,105)
Net income (loss) per share:
Basic	$0.06	$(0.05)
Diluted	$0.06	$(0.05)
Weighted average shares outstanding:
Basic	156,130	162,297
Diluted	160,749	162,297

VERRA MOBILITY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
($ in thousands)	2022	2021
Cash Flows from Operating Activities:
Net income (loss)	$10,040	$(8,915)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	35,675	28,214
Amortization of deferred financing costs and discounts	1,306	1,593
Change in fair value of private placement warrants	3,734	2,067
Loss on extinguishment of debt	—	5,334
Credit loss expense	3,505	2,402
Deferred income taxes	(18,771)	281
Stock-based compensation	4,446	2,908
Other	354	133
Changes in operating assets and liabilities:
Accounts receivable, net	(14,300)	(26,672)
Unbilled receivables	(10,265)	(859)
Inventory, net	(5,722)	(691)
Prepaid expenses and other assets	8,235	429
Deferred revenue	46	(44)
Accounts payable and other current liabilities	(477)	2,374
Other liabilities	13,441	459
Net cash provided by operating activities	31,247	9,013
Cash Flows from Investing Activities:
Payment of contingent consideration	(412)	—
Purchases of installation and service parts and property and equipment	(11,478)	(3,704)
Cash proceeds from the sale of assets	25	56
Net cash used in investing activities	(11,865)	(3,648)
Cash Flows from Financing Activities:
Repayment on the revolver	(25,000)	—
Borrowings of long-term debt	—	996,750
Repayment of long-term debt	(2,255)	(865,642)
Payment of debt issuance costs	(54)	(5,732)
Payment of debt extinguishment costs	—	(604)
Proceeds from the exercise of stock options	93	—
Payment of employee tax withholding related to RSUs vesting	(1,436)	(857)
Net cash (used in) provided by financing activities	(28,652)	123,915
Effect of exchange rate changes on cash and cash equivalents	2,231	252
Net (decrease) increase in cash, cash equivalents and restricted cash	(7,039)	129,532
Cash, cash equivalents and restricted cash - beginning of period	104,432	120,892
Cash, cash equivalents and restricted cash - end of period	$97,393	$250,424

VERRA MOBILITY CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

	Three Months Ended March 31,
($ in thousands)	2022	2021
Net income (loss)	$10,040	$(8,915)
Interest expense, net	14,279	9,164
Income tax provision (benefit)	6,819	(2,886)
Depreciation and amortization	35,675	28,214
EBITDA	66,813	25,577
Transaction and other related expenses (i)	216	4,126
Transformation expenses (ii)	86	332
Change in fair value of private placement warrants (iii)	3,734	2,067
Loss on extinguishment of debt (iv)	—	5,334
Stock-based compensation (v)	4,446	2,908
Adjusted EBITDA	$75,295	$40,344

(i)
Transaction and other related expenses incurred in 2021 primarily relate to costs for the acquisition of Redflex Holdings Limited and certain costs for the debt offering of senior unsecured notes and refinancing the first lien term loan during the period.
(ii)
Transformation expenses in 2021 consist of severance and other employee separation costs related to exit activities initiated during the period.
(iii)
This consists of adjustments to the private placement warrants liability from the re-measurement to fair value at the end of each reporting period.
(iv)
The loss on extinguishment of debt in 2021 consists of a $4.0 million write-off of pre-existing deferred financing costs and discounts and $1.3 million of lender and third-party costs associated with the issuance of the 2021 first lien term loan.
(v)
Stock-based compensation represents the non-cash charge related to the issuance of awards under the Verra Mobility Corporation 2018 Equity Incentive Plan.

FREE CASH FLOW (Unaudited)

	Three Months Ended March 31,
($ in thousands)	2022	2021
Net cash provided by operating activities	$31,247	$9,013
Purchases of installation and service parts and property and equipment	(11,478)	(3,704)
Free cash flow	$19,769	$5,309

ADJUSTED EPS (Unaudited)

	Three Months Ended March 31,
(In thousands, except per share data)	2022	2021
Net income (loss)	$10,040	$(8,915)
Amortization of intangibles	27,331	22,719
Transaction and other related expenses	216	4,126
Transformation expenses	86	332
Change in fair value of private placement warrants	3,734	2,067
Loss on extinguishment of debt	—	5,334
Stock-based compensation	4,446	2,908
Total adjustments before income tax effect	35,813	37,486
Income tax effect on adjustments	(14,485)	(9,167)
Total adjustments after income tax effect	21,328	28,319
Adjusted Net Income	$31,368	$19,404

Adjusted EPS	$0.20	$0.12
Diluted weighted average shares outstanding	160,749	162,297

Investor Relations Contact

Mark Zindler

mark.zindler@verramobility.com